Exhibit 99.1

February 5, 2026

As we open 2026 with a great beginning to the winter season across our communities, I’m pleased to share results that reflect the resilience of our bank and the discipline of our team. Our performance in 2025 demonstrates that we are executing against our long-term strategy while serving customers and neighbors with consistency and care.
For the full year 2025, Union Bankshares delivered consolidated net income of $11.1 million, or $2.43 per share, up from $8.8 million, or $1.94 per share, in 2024—a year that included a strategic bond sale resulting in a pre-tax loss of $1.3 million to reposition the balance sheet for future earnings. Fourth quarter 2025 net income was $2.7 million versus $3.0 million in the same period of 2024, reflecting higher noninterest expenses partially offset by stronger net interest income, higher noninterest income, and lower credit loss expense.
Top-line momentum remained healthy. Interest income rose to $75.8 million in 2025 from $68.0 million in 2024, driven by a larger earning asset base and higher yields, while interest expense increased to $32.8 million from $29.6 million. Together, these shifts produced a $4.7 million, or 12.1%, improvement in net interest income year over year. Credit loss expense declined to $774 thousand from $930 thousand, consistent with portfolio mix and performance. Noninterest income reached $11.5 million, supported by mortgage banking gains of $2.1 million, compared to $1.7 million in 2024, alongside continued strength in core fee categories. As we invested in talent and capabilities, noninterest expenses rose to $41.7 million from $38.0 million, reflecting higher salaries and benefits as well as occupancy and equipment costs.

Our balance sheet remains a source of strength. Total assets ended the year at $1.62 billion, up 5.8% from $1.52 billion in 2024. We prudently increased investment securities to $328.3 million from $252.3 million, pre-investing expected cash flows late in the year. Loans grew modestly to $1.2 billion, tempered by robust secondary-market sales of qualifying mortgages totaling $143.5 million, up from $113.5 million in 2024. Asset quality remains solid; the allowance for credit losses increased to $8.4 million from $7.7 million as we continually calibrate for risk. Total deposits were $1.21 billion, including $10.2 million of brokered deposits, and we utilized $286.5 million in FHLB advances to effectively manage funding and liquidity.
Stockholders’ equity strengthened meaningfully. Book value per share increased 19.7% to $17.53 from $14.65, aided by retained earnings of $96.2 million, growth in additional paid-in capital to $4.6 million following sales of 56,260 shares (net proceeds of $1.2 million), and an improved accumulated other comprehensive loss position of $25.9 million versus $34.0 million in 2024. Reflecting our continued commitment to returning capital, the Board declared a quarterly cash dividend of $0.36 per share, payable February 5, 2026 to shareholders of record as of January 31, 2026.
The early winter has brought a welcome lift to many local businesses and households, and we are encouraged by the constructive tone we’re seeing in our markets. While we will navigate the same uncertainties as our industry peers, our strong credit culture, careful balance-sheet positioning, and deep community relationships give us confidence that the positive trends we saw in 2025 can continue.
Thank you for your continued trust and investment in Union Bankshares. We enter the new year with momentum, a clear strategy, and a shared commitment to delivering long-term value—for our customers, communities, employees, and you, our owners.
Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Bethany Moore, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, 3 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	DEC 31, 2025	DEC 31, 2024	DEC 31, 2025		DEC 31, 2024	DEC 31, 2025	DEC 31, 2024	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Dawn D. Bugbee	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(12 months ended)
								Mary K. Parent	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,658	$5,168	Interest Income	$19,565	$18,590	$75,788	$67,954
								Nancy C. Putnam	Bethany Moore - Assistant Secretary
			Interest Expense	8,417	8,148	32,768	29,590	Gregory D. Sargent
Federal Funds Sold & Overnight Deposits	7,642	10,670						David S. Silverman
			Net Interest Income	11,148	10,442	43,020	38,364	Janet P. Spitler
Interest Bearing Deposits in Banks	8,955	9,462
			Credit Loss Expense	5	347	774	930
Investment Securities	328,293	252,258	Net Interest Income After Credit Loss Expense	11,143	10,095	42,246	37,434	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	4,172	5,204
								DIRECTORS
Loans, net	1,176,800	1,157,898	Wealth Management Income	319	274	1,187	1,067	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(8,407)	(7,680)	Net losses on Sales of Investment Securities	—	—	—	(1,293)	Dawn D. Bugbee	Andrew A. Dean - Northern NH
								Walter B. Frane III	Stanley T. Fillion - Northern NH
			Noninterest Income	2,594	2,512	10,275	9,949	Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	19,847	20,225						Nancy C. Putnam	John M. Goodrich - Northern NH
			Noninterest Expenses:					Gregory D. Sargent	Christopher M. Knapp - Northern NH
Accrued Interest & Other Assets	75,231	75,153	Salaries & Wages	5,020	4,336	17,452	15,678	David S. Silverman	Coleen K. Kohaut - St. Albans
								Janet P. Spitler	Justin P. Lavely - St. Johnsbury
Total Assets	$1,617,191	$1,528,358	Employee Benefits	1,521	1,074	6,479	5,716		Daniel J. Luneau - St. Albans
									Samuel H. Ruggiano - St. Albans
			Occupancy Expense, net	599	576	2,335	2,194		Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	DEC 31, 2025	DEC 31, 2024	Equipment Expense	1,137	1,026	4,381	3,992
								Union Bank Offices (ATMs at all Branch Locations)
			Other Expenses	2,769	2,602	11,053	10,447
Noninterest Bearing Deposits	$226,939	$226,048
			Total	11,046	9,614	41,700	38,027	VERMONT
Interest Bearing Deposits	725,996	714,862	Income Before Taxes	3,010	3,267	12,008	9,130
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	262,047	227,984	Income Tax Expense	262	266	928	369	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	286,481	259,696	Net income	$2,748	$3,001	$11,080	$8,761	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,307	16,273	Earnings Per Share	$0.60	$0.67	$2.43	$1.94	Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Accrued Interest & Other Liabilities	18,557	17,015	Book Value Per Share			$17.53	$14.65		65 Northgate Plaza	802.888.6860
								Shelburne	5068 Shelburne Road	802.985.0227
Common Stock	10,169	10,024						St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	Operations and Loan Center
Additional Paid-in Capital	4,607	3,031							364 Railroad Street	802.748.3131
Retained Earnings									Branch
	96,247	91,722							325 Portland Street	802.748.3121
Accumulated Other Comprehensive Loss	(25,883)	(33,997)						Stowe	47 Park Street	802.253.6600
								Williston	Branch
									31 Market St	802.878.7900
Treasury Stock at Cost	(4,276)	(4,300)							Loan Center
									31 Market St	802.865.1000
Total Liabilities & Shareholders' Equity	$1,617,191	$1,528,358
Standby letters of credit were $1,573,000 and $1,640,000 at December 31, 2025 and 2024, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	120 North-South Road	603.356.4010